Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-277307) and on Form S-8 (Nos. 333-128789, 333-195690, 333-128790, 333-156074, 333-128791, 333-150677, 333-181008, 333-219786, 333-159025, 333-238913, and 333-271497) of Ameriprise Financial, Inc. of our report dated February 19, 2026 relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in this Form 10-K/A.

/s/ PricewaterhouseCoopers LLP
Minneapolis, Minnesota
March 12, 2026